Exhibit F.9

EXECUTION COPY

FIRST OMNIBUS AMENDMENT

(Hercules Funding Trust I)

THIS FIRST OMNIBUS AMENDMENT, dated as of March 6, 2006 (this “Amendment”), is entered into by and among:

HERCULES FUNDING TRUST I, as the issuer (together with its successors and assigns in such capacity, the “Issuer”);

HERCULES FUNDING I, LLC, as the depositor (together with its successors and assigns in such capacity, the “Depositor”);

HERCULES TECHNOLOGY GROWTH CAPITAL, INC., (“Hercules”), as the originator (together with its successors and assigns in such capacity, the “Originator”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”);

U.S. BANK NATIONAL ASSOCIATION, (“U.S. Bank”), as the indenture trustee (together with its successors and assigns in such capacity, the “Indenture Trustee”) and as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”);

LYON FINANCIAL SERVICES, INC. d/b/a/ U.S. Bank Portfolio Services, as the backup servicer (together with its successors and assigns in such capacity, the “Backup Servicer”); and

CITIGROUP GLOBAL MARKETS REALTY CORP., (“Citigroup”), as the initial noteholder (together with its successors and assigns in such capacity, the “Initial Noteholder”).

Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement (as defined below).

R E C I T A L S

WHEREAS, the Issuer, the Depositor, the Originator, the Indenture Trustee and the Backup Servicer entered into that certain Sale and Servicing Agreement, dated as of August 1, 2005 (as further amended, supplemented, modified, replaced or restated from time to time, the “Sale and Servicing Agreement”);

WHEREAS, Hercules and Citigroup entered into that certain Warrant Participation Agreement, dated as of August 1, 2005 (further amended, supplemented modified, replaced or restated from time to time, the “Warrant Participation Agreement”);

WHEREAS, Hercules, Citigroup, Alcmene Funding, L.L.C. and U.S. Bank entered into that certain Warrant Pledge and Security Agreement, dated as of August 1, 2005 (further amended, supplemented modified, replaced or restated from time to time, the “Warrant Pledge

Agreement” and, together with the Sale and Servicing Agreement and the Warrant Participation Agreement, the “Amended Agreements”);

WHEREAS, the Issuer, the Depositor, the Originator, the Indenture Trustee and the Backup Servicer entered into that certain First Amendment to the Sale and Servicing Agreement, dated as of November 30, 2005; and

WHEREAS, the applicable parties hereto desire to amend and restate the Warrant Pledge Agreement, to amend the Warrant Participation Agreement and to further amend the Sale and Servicing Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENTS TO THE SALE AND SERVICING AGREEMENT

(a) The front cover of the Sale and Servicing Agreement is hereby amended by inserting, beginning on the line following the words “Backup Servicer”, the words:

“and

CITIGROUP GLOBAL MARKETS REALTY CORP.,

as Initial Noteholder”.

(b) The introductory paragraph of the Sale and Servicing Agreement is hereby amended by inserting, after the text “the “Servicer”)”, the words “Citigroup Global Markets Realty Corp., a New York corporation, as initial noteholder (in such capacity, the “Initial Noteholder”),”.

(c) The definition of “Advance Rate” in Section 1.1 of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

““Advance Rate”: On any date (a) prior to April 3, 2006, a percentage equal to 60%, and (b) on and after April 3, 2006 a percentage equal to 55%.”.

(d) The definition of “Eligible Obligor” in Section 1.1 of the Sale and Servicing Agreement is hereby amended by inserting, at the beginning of subclause (ix) thereof, the words “except as the Initial Noteholder shall otherwise agree in writing,”.

(e) The definition of “Facility Amount” in Section 1.1 of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

““Facility Amount”: On any date of determination (i) during the Revolving Period, an amount equal to $125,000,000, and (ii) after the end of the Revolving Period, an amount equal to $0.”.

(f) The definition of “Fee Letter” in Section 1.1 of the Sale and Servicing Agreement is hereby amended by inserting, at the end thereof, the words “, as amended, supplemented, modified, restated or replaced from time to time.”.

(g) The definition of “Required Equity Contribution” in Section 1.1 of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

““Required Equity Contribution”: As of any date of determination, an amount equal to $25,000,000.”.

(h) The definition of “Warrant Participation Agreement” in Section 1.1 of the Sale and Servicing Agreement is hereby amended by inserting, at the end thereof, the words “, as amended, supplemented, modified, restated or replaced from time to time.”.

(i) The definition of “Warrant Pledge and Security Agreement” in Section 1.1 of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

““Warrant Pledge and Security Agreement”: The amended and restated warrant pledge and security agreement relating to the Warrant Assets and certain other equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by Hercules in connection with its origination activities, dated as of March 6, 2006, by and among the Originator, the Initial Noteholder and U.S. Bank, as the escrow agent thereunder, as amended, supplemented, modified, restated or replaced from time to time.”.

(j) Section 9.01 of the Sale and Servicing Agreement is hereby amended by deleting, from the end of clause (a)(15) thereof, the word “or”, by replacing the period at the end of clause (a)(16) thereof with “; or” and by inserting a new clause (a)(17) as follows:

“(17) The Servicer shall have failed to deliver to the Initial Noteholder on or prior to March 6, 2006, opinions of Winston & Strawn LLP with respect to (i) the “bring-down” of opinions initially delivered August 1, 2005, addressing certain “true sale” and “non-consolidation” issues and (ii) addressing certain enforceability and perfection issues.”

(k) Citigroup Global Markets Realty Corp., in its capacity as Initial Noteholder, shall be deemed to be a signatory to the Sale and Servicing Agreement upon delivery of a duly executed counterpart to this Amendment.

SECTION 2. AMENDMENTS TO THE WARRANT PARTICIPATION AGREEMENT.

(a) The definition of “Maximum Participation Limit” in Section 1 of the Warrant Participation Agreement is hereby amended by replacing the words “$3 million” in clause (b) thereof with the text “$3,750,000”.

SECTION 3. AMENDMENTS TO THE WARRANT PLEDGE AGREEMENT

The Warrant Pledge Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

SECTION 4. AGREEMENTS IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Amended Agreements shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Amended Agreements other than as expressly set forth herein and shall not constitute a novation of any of the Amended Agreements .

SECTION 5. REPRESENTATIONS.

Each of the Issuer, the Originator, the Depositor and the Servicer represents and warrants as of the date of this Amendment as follows:

(a) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(b) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not violate (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(d) this Amendment has been duly executed and delivered by it;

(e) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(f) there is no Servicer Default, Event of Default or termination or optional termination, each as described in the Sale and Servicing Agreement.

SECTION 6. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is conditioned upon the following:

(i) the delivery of executed signature pages by all parties hereto;

(ii) the surrender and cancellation of the Note, dated August 1, 2005, in a maximum principal amount of $100,000,000 and the delivery to the Initial Noteholder of a duly executed and authenticated Note in a maximum principal amount of $125,000,000 (the “Replacement Note”); and

(iii) delivery of evidence reasonably satisfactory to the Initial Noteholder of the effectiveness of the Second Amendment, dated of even date herewith, to that certain Credit Agreement, dated as of April 12, 2005, as previously amended by an amendment thereto dated as of August 1, 2005, with the Alcmene Funding, L.L.C., as lender and administrative agent (the “Credit Agreement”), and the effectiveness of that certain Intercreditor and Subordination Agreement, dated of even date herewith, by and among Hercules, Citigroup and Alcmene Funding, L.L.C. (the “Intercreditor Agreement”) relating to the subordination of the liens and security interest created pursuant to the Pledge and Security Agreement, dated as of April 12, 2005, as amended by an amendment thereto dated as of August 1, 2005 (the “Pledge Agreement”).

SECTION 7. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Sale and Servicing Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) Depositor hereby instructs Wilmington Trust Company, a Delaware banking corporation, as owner trustee for the Issuer (“Owner Trustee”), to execute and deliver, not in its individual capacity but solely as Owner Trustee, (i) the Issuer Order, addressed to the Indenture Trustee and delivered pursuant to Section 2.08 of the Indenture, (ii) the Replacement Note and (ii) this Amendment.

(h) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS

PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE ISSUER:	HERCULES FUNDING TRUST I

By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

DEPOSITOR:	HERCULES FUNDING I LLC

By:
Name:
Title:

THE ORIGINATOR AND SERVICER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

THE COLLATERAL CUSTODIAN AND INDENTURE TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

THE BACKUP SERVICER:	LYON FINANCIAL SERVICES, INC.

By:
Name:
Title:

THE PAYING AGENT:	U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

THE INITIAL NOTEHOLDER:	CITIGROUP GLOBAL MARKETS REALTY CORP.

By:
Name:
Title: